EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT dated as of January 21, 1997,
                       between PACKERWARE CORPORATION, a Kansas corporation (the "Corporation"), and BRUCE J. SIMS (the "Employee").

        Pursuant to the terms of the Agreement and Plan of Reorganization dated as of January 14, 1997 (the "Merger Agreement"), among Berry Plastics Corporation, a Delaware corporation ("Berry"), PackerWare Acquisition Corporation, a Kansas corporation ("Acquisition Sub"), PackerWare Corporation, a Kansas corporation ("PackerWare"), and the stockholders of Packerware, on the date hereof Acquisition Sub merged with and into PackerWare, with PackerWare being the surviving corporation (for ease of reference, prior to the merger PackerWare Corporation is referred to herein as "PackerWare" and after the merger PackerWare Corporation is referred to herein as the "Corporation"). As a result of such merger, the Corporation became a wholly-owned subsidiary of Berry. Prior to the execution hereof, the Employee has been an officer of Packerware, and after the date hereof, he will be an officer of the Corporation, and as such has substantial experience that has value to the Corporation. The Corporation desires to employ the Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions hereinafter set forth. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

        1. EMPLOYMENT; TERMINATION OF PREVIOUS AGREEMENT. (a) Effective as of the date hereof (such date, the "Commencement Date," for all purposes hereof), the Corporation shall employ the Employee, and the Employee shall accept employment by the Corporation, upon the terms and conditions hereinafter set forth.

        (b) Reference is made to the Employment Agreement dated September 1994, as amended on March 5, 1996 (the "Old Employment Agreement"), between the Employee and PackerWare. The Employee, PackerWare and the Corporation agree that the Old Employment Agreement is hereby terminated and of no further force or effect. In addition, the Employee hereby releases and forever discharges PackerWare and the Corporation from all claims and obligations arising out of the Old Employment Agreement.

        2. TERM. Subject to earlier termination as provided herein, the employment of the Employee hereunder shall commence on the Commencement Date and terminate on January __, 2002. Such period of employment is hereinafter referred to as the "Employment Period."

        3. DUTIES. During the Employment Period, the Employee shall be initially employed by the Corporation as the Vice President-Sales and Marketing, Housewares, and shall perform such duties and services consistent with such position as may reasonably be assigned to the Employee by the Chief Executive Officer of the Corporation or his designees. The Employee will be primarily responsible for the housewares and lawn and garden sectors of the Corporation's
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business, as well as selected aspects of the drink cup business, all as determined by the Chief Executive Officer of the Corporation.

        4. TIME TO BE DEVOTED TO EMPLOYMENT. Except for vacation, absences due to temporary illness and absences resulting from causes set forth in Section 7, the Employee shall devote the Employee's business time, attention and energies on a full-time basis to the performance of the duties and responsibilities referred to in Section 3. The Employee shall not during the Employment Period be engaged in any other business activity which, in the reasonable judgment of the executive officers of the Corporation, would conflict with the ability of the Employee to perform his duties under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage. The Corporation understands that the Employee is a member of the Board of Directors and a shareholder of Innovative Interactive Inc. ("Innovative"), a promotion company, and the Corporation understands and agrees that the Employee may devote some time and attention to Innovative; PROVIDED, HOWEVER, that the Employee is still bound by, and must comply with, the provisions of this Agreement (including, without limitation, this Section 4 and Section 11) notwithstanding such involvement with Innovative.

        5. COMPENSATION; BENEFITS; REIMBURSEMENT.

        (A) BASE SALARY. During the Employment Period, the Corporation shall pay to the Employee an annual base salary of $155,000, which shall be subject to review and, at the option of persons having authority regarding such matters at the Corporation, subject to increase (such salary, as the same may be increased from time to time as aforesaid, being referred to herein as the "Base Salary"). The Base Salary shall be payable in such installments (but not less frequent than monthly) as is the policy of the Corporation with respect to employees of the Corporation at substantially the same level of employment as the Employee.

        (B) BONUS. During the Employment Period, the Employee shall be entitled to participate in all bonus and incentive programs of the Corporation (the "Programs") generally available from time to time to employees of the Corporation at substantially the same level of employment as the Employee, such participation to be in substantially the same manner as the participation therein by such employees.

        (C) BENEFITS. During the Employment Period, the Employee shall be entitled to four weeks vacation per year and such other benefits (together with the Programs, the "Benefit Arrangements") as are generally made available from time to time to other employees of the Corporation at substantially the same level of employment as the Employee. The Benefit Arrangements shall include use of a vehicle provided by the Corporation.

        (D) REIMBURSEMENT OF EXPENSES. During the Employment Period, the Corporation shall reimburse the Employee, in accordance with the policies and practices of the Corporation in effect from time to time with respect to other employees of the Corporation at substantially the same level of employment as the Employee, for all reasonable and necessary traveling expenses and other disbursements incurred by him for or on behalf of the Corporation in connection with the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate documentation therefor.

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        (E) DEDUCTIONS. The Corporation shall deduct from any payments to be made by it to the Employee under this Section 5 or Section 9 any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

        6. RELOCATION. In no event shall the Employee be required to relocate to any location more than 50 miles outside of Lawrence, Kansas without the Employee's prior consent.

        7. DISABILITY OR DEATH OF THE EMPLOYEE. (a) If, during the Employment Period, the Employee is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render the Employee mentally or physically incapable of performing the services required to be performed under this Agreement for 90 days in any period of 360 consecutive days, the Corporation may, at any time thereafter, at its option, terminate the employment of the Employee under this Agreement immediately upon giving the Employee notice to that effect, it being understood that upon such termination the Employee shall be eligible for the disability benefits provided by the Corporation.

        (b) If the Employee dies during the Employment Period, the Termination Date (as defined below) shall be deemed to be the date of the Employee's death.

        8. TERMINATION. (a) The Corporation may terminate the employment of the Employee and all of the Corporation's obligations under this Agreement (except as hereinafter provided) at any time for "cause" by giving the Employee notice of such termination, with reasonable specificity of the grounds therefor. For the purposes of this Section 8, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Corporation or any subsidiary or affiliate thereof, insubordination or willful neglect of duties (other than neglect due solely to the Employee's illness or other involuntary mental or physical disability), including the Employee's violation of any material Corporation policy, (ii) material breach of any of the provisions of this Agreement, (iii) conviction for a crime involving moral turpitude or fraud, or
(iv) the material untruth, inaccuracy or breach of any representation or warranty of PackerWare contained in Section 5 of the Merger Agreement that (A) results or could reasonably be expected to result in losses, expenses, damages or other liability incurred by the Corporation in an amount greater than $250,000 and (B) arose out of facts or circumstances of which the Employee had knowledge or should have had knowledge in the exercise of his duties as President of PackerWare. A termination pursuant to this Section 8(a) shall take effect immediately upon the giving of the notice contemplated hereby.

        (b) The Corporation may terminate the employment of the Employee and all of the Corporation's obligations under this Agreement (except as hereinafter provided) at any time during the Employment Period without "cause" by giving the Employee written notice of such termination, to be effective 30 days following the giving of such written notice.

        (c) The Employee may terminate the employment of the Employee hereunder at any time during the Employment Period by giving the Corporation at least 30 days' prior written notice of such termination, such termination to be effective on the date specified in such notice, whereupon all of the Corporation's obligations hereunder shall terminate (except as hereinafter provided). For convenience of reference, the date upon which any termination of the

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employment of the Employee pursuant to Section 7 or 8 hereof shall be effective shall be hereinafter referred to as the "Termination Date."

        9. EFFECT OF TERMINATION OF EMPLOYMENT. (a) Upon the effective date of termination of the Employee's employment pursuant to Section 7, Section 8(a) or
Section 8(c) hereof, neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Corporation arising out of this Agreement, except the right to receive, within 30 days of the Termination Date:

                (i) the unpaid portion of the Base Salary provided for in
        Section 5(a), computed on a PRO RATA basis to the Termination Date;

                (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in Section 5(d); and

                (iii) the unpaid portion of any amounts earned by the Employee prior to the Termination Date pursuant to any Benefit Arrangement; PROVIDED, HOWEVER, unless specifically provided otherwise in this
        Section 9, the Employee shall not be entitled to receive any benefits under a Benefit Arrangement that have accrued during a fiscal year if the terms of such Benefit Arrangement require that the beneficiary be employed by the Corporation as of the end of such fiscal year.

        (b) Upon the termination of the Employee's employment pursuant to
Section 8(b), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Corporation arising out of this Agreement, except the right to receive:

                (i) the unpaid portion of the Base Salary, computed on a PRO RATA basis, for the period from the Commencement Date until the later to occur of (A) the third anniversary of the Commencement Date or (B) the first anniversary of the Termination Date (as defined in Section 8(c)), payable in such installments as the Base Salary was paid prior to the Termination Date (it being understood and agreed that all of such installments shall be paid regardless of whether the Employee is subsequently employed, provided that such employment does not violate the provisions of Section 11 hereof);

                (ii) the amount of the bonus payment, if any, attributable to the fiscal year during which the Termination Date occurred, computed on a PRO RATA basis, payable at such time as the bonus payment is customarily paid by the Corporation to its employees; and

                (iii) the payments, if any, referred to in Sections 9(a)(ii) and
        (iii), to the extent not covered by Sections 9(b)(i) and (ii) above.

        (c) The Employee's obligations under Sections 10, 11 and 12 of this Agreement, and the Corporation's obligations under this Section 9, shall survive the termination of this Agreement and the termination of the Employee's employment hereunder.

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        10. DISCLOSURE OF INFORMATION. (a) From and after the date hereof, the
Employee shall not use or disclose to any person, firm, corporation or other business entity (other than any officer, director, employee, affiliate or representative of the Corporation), except as required in connection with the performance of the Employee's duties under and in compliance with the terms of this Agreement and as required by law or judicial process, any Confidential Information (as hereinafter defined) for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's purposes or for the benefit of any person or entity except the Corporation or any subsidiary thereof.

        (b) For purposes of this Agreement, "Confidential Information" shall mean (i) the Intellectual Property Rights (as hereinafter defined) of the Corporation and its subsidiaries and (ii) all other information of a proprietary or confidential nature relating to the Corporation or any subsidiary thereof, or the business or assets of the Corporation or any such subsidiary, including, without limitation, books, records, customer and registered user lists, vendor lists, supplier lists, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than information which is generally within the public domain at the time of the receipt thereof by the Employee or at the time of use or disclosure of such Confidential Information by the Employee other than as a result of the breach by the Employee of the Employee's agreement hereunder.

        (c) As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

        11. RESTRICTIVE COVENANTS. (a) The Employee acknowledges and recognizes that during the Employment Period he will be privy to Confidential Information and further acknowledges and recognizes that the Corporation would find it extremely difficult to replace the Employee. Accordingly, in consideration of the premises contained herein and the consideration to be received by the Employee hereunder (including, without limitation, the severance compensation described in Section 9(b)(i), if any), without the prior written consent of the Corporation, the Employee shall not, at any time during the employer/employee relationship between the Corporation and the Employee and the period beginning on the date of termination of such employer/employee relationship and ending on the later to occur of (x) the third anniversary of the Commencement Date and (y) the first anniversary of such date of termination, (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business directly competing with the business of the Corporation or any subsidiary or affiliate thereof within the state in which the Employee is employed or any other state of the United States, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce other employees of the Corporation or any subsidiary or affiliate thereof to terminate their employment with the Corporation or any such subsidiary or affiliate or to engage in any Competing Business or (iv)

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induce any entity or person with which the Corporation or any subsidiary or any affiliate thereof has a business relationship, contractual or otherwise, to terminate or alter such business relationship.

        (b) As used herein, "Competing Business" shall mean any business involving the sale of products in any city or county in any state of the United States if such business or the products sold by it are competitive, directly or indirectly, at the time of the Termination of Employment with (i) the business of the Corporation or any subsidiary or affiliate thereof, (ii) any of the products manufactured, sold or distributed by the Corporation or any subsidiary or affiliate thereof or (iii) any products or business being developed or conducted by the Corporation or any subsidiary or affiliate thereof.

        (c) The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Corporation or any subsidiary or affiliate thereof, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Corporation, under the terms of the Merger Agreement and as otherwise provided hereunder to justify clearly such restrictions which, in any event (given his education, skills and ability), the Employee does not believe would prevent him from earning a living.

        12. RIGHT TO INVENTIONS. The Employee shall promptly disclose, grant and assign to the Corporation for its sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Corporation or any subsidiary or affiliate thereof (collectively, the "Inventions") which the Employee may develop or acquire during the period of the employer/employee relationship between the Corporation and the Employee (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon the Inventions. In connection therewith:

        (a) the Employee recognizes and agrees that the Inventions shall be the sole property of the Corporation, and the Corporation shall be the sole owner of all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or on the Inventions;

        (b) the Employee hereby assigns to the Corporation any rights the Employee may have in or acquire to the Inventions;

        (c) the Employee shall, at the expense of the Corporation, promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Corporation to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Corporation and to enable it to obtain and maintain the entire right and title thereto throughout the world;

        (d) the Employee recognizes and agrees that the Inventions to the extent copyrightable shall constitute works for hire under the copyright laws of the United States; and

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        (e) the Employee shall render to the Corporation, at its expense, all such assistance as it may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Corporation may be involved relating to the Inventions.

        13. MISCELLANEOUS PROVISIONS.

        (A) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other agreements referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings between the parties with respect thereto (including, without limitation, the Old Employment Agreement). This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

        (B) DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        (C) NOTICES. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i)     if to the Corporation, to:

                                        PackerWare Corporation
                                        c/o Berry Plastics Corporation
                                        101 Oakley Street
                                        Evansville, Indiana  47706
                                        Attention:  Martin R. Imbler
                                        Telecopier:  (812) 421-9604;

                                   with a copy to:

                                        O'Sullivan Graev & Karabell, LLP
                                        30 Rockefeller Plaza
                                        New York, New York  10112
                                        Attention:  Michael Joseph O'Brien, Esq.
                                        Telecopier:  (212) 408-2420; and

                        (ii)    if to the Employee, to:

                                        Bruce J. Sims
                                        12808 Sherwood
                                        Leawood, Kansas  66209

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All such notices and other communications shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery,
(B) in the case of delivery by telecopy, on the date of such delivery, (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (D) in the case of mailing, on the third Business Day following such mailing. As used herein, "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

        (D) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        (E) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Kansas without giving effect to any choice or conflict of law provision or rule (whether of the State of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Kansas.

        (F) BENEFITS OF AGREEMENT; ASSIGNMENT. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

        (G) WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

        (H) SEVERABILITY. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; PROVIDED, HOWEVER, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

        (I) REMEDIES. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. The Employee acknowledges that in the event of a breach of any of the Employee's covenants contained in Section 10, 11 or 12, the Corporation shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim.

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        (J) SURVIVAL. Sections 9 through 12, this Section 13 and the defined terms used in any section referred to in this Section 13(j), shall survive the termination of the Employee's employment on the Termination Date and the expiration of this Agreement.

                                     * * * *

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        IN WITNESS WHEREOF, the parties have duly executed this Employment
Agreement as of the date first above written.


                             PACKERWARE CORPORATION

                             By:   /S/ JAMES M. KRATOCHVIL
                                -------------------------------------------
                                    James M. Kratochvil
                                    Vice President, Chief Financial Officer,
                                    Secretary and Treasurer


                             THE EMPLOYEE:

                                    /S/ BRUCE J. SIMS
                             --------------------------------------------------
                                    Bruce J. Sims


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